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Inland Production
Attn:  Bill Pennington
                                 FAX:  {303} 296-4070
Koch Oil Company
4111 East 37th Street North
Wichita  KS  67220
Attn:  Gary Niernberger



Dear Sirs:

Koch Oil Company is pleased to confirm the following commodity price swap between Koch Oil company {Koch} and Inland Production {Inland}, on the Trade Date referred below.

The terms of the particular Option Transaction to which this Confirmation relates are as follows:

     a.  Transaction Type          Asian Style NYMEX Crude Oil Put Option

     b.  Option Buyer:             Inland

     c.  Option Seller:            Koch

     d.  Trade Date:               July 8, 1996

     e.  Expiration Date:          Last day of each calendar month - January 1,
                                   1997 thru December 31, 1997

     f.  Applicable Commodity:     Put Option on the respective prompt NYMEX
                                   Crude Oil Contract

     g.  Quantity:                 720,000 barrels total {60,000 barrels
                                   per month}

     h.  Strike Price:             $15.00 USD

     i.  Premium:                  $.185/bbl {133,200}

     j.  Settlement:               Monthly calendar average of the prompt
                                   settlement value of the NYMEX Crude Oil
                                   Contract. If such settlement value average is less than the Put Strike Price. Koch will pay Inland the difference between the Strike Price and the settlement multiplied by the quantity.

     k.  Premium Payment:          Premium payment is due to Koch on July 10,
                                   1996.

     l.  Exercise Payment:         Any moneys due Inland upon settlement of
                                   option to be paid within two {2} business days following aforementioned settlement date.

                                   First National Bank of Chicago
                                   Koch Industries, Inc.
                                   A/C 5139058   ABA#071000013


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                                   Ref. KOC Invoice #

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

We are pleased to have completed this transaction with you.

                                   Best regards,

                                   Koch Oil Company

                                   By:  /s/ James B. Urban
                                       ---------------------
                                   James B. Urban

                                   Accepted and confirmed:

                                   Inland Production Company

                                   By:  /s/ Bill I. Pennington
                                       ------------------------
                                   Bill I. Pennington
                                   Title:  CFO